Exhibit 99.1

Community Bankers Trust Corporation Reports Results for First Quarter 2021

Net income was $6.6 million in the first quarter of 2021. Basic earnings per share were $0.30.

Conference Call on Friday, April 30, 2021, at 11:00 a.m. Eastern Time

Richmond, VA, April 30, 2021 - Community Bankers Trust Corporation (the “Company”) (NASDAQ: ESXB), the holding company for Essex Bank (the “Bank”), today reported results for the quarter ended March 31, 2021.

Financial HIGHLIGHTS

•	Net income was $6.6 million for the quarter ended March 31, 2021, compared with net income of $5.5 million in the fourth quarter of 2020 and net income of $1.4 million in the first quarter of 2020.
•	As a result of continued improvement in asset quality and risk ratings, the allowance for loan losses reflected a reserve recovery through a credit of $1.4 million to the provision for loan losses in the first quarter of 2021.
•	Net interest income was $14.1 million for the first quarter of 2021, a linked quarter increase of $79,000, or 0.6%.
•	Interest on deposits declined $586,000 on a linked quarter basis, and the associated cost declined from 0.77% to 0.58%.
•	Diluted earnings per share were $0.30 for the first quarter of 2021 compared with $0.24 for the fourth quarter of 2020 and $0.06 for the first quarter of 2020.
•	Return on average assets was 1.60% for the first quarter of 2021 compared with 1.32% for the fourth quarter of 2020 and 0.39% for the first quarter of 2020.
•	Return on average equity was 15.46% for the first quarter of 2021 compared with 12.64% for the fourth quarter of 2020 and 3.58% for the first quarter of 2020.

operating Highlights

•	Loans, excluding purchased credit impaired (PCI) loans, grew $20.4 million, or 1.7%, during the first quarter of 2021 and $123.5 million, or 11.4%, since March 31, 2020.
•	Loan growth would have been $2.0 million during the first quarter of 2021 and $55.8 million, or 5.2%, for the 12 month period ended March 31, 2021 when excluding loans originated during that timeframe under the Paycheck Protection Program (“PPP”) of the Small Business Administration (“SBA”).
•	Nonperforming loans were $3.5 million at March 31, 2021, $1.6 million lower than one year earlier. The ratio of nonperforming assets to loans and other real estate was 0.65% at March 31, 2021 compared with 0.67% at December 31, 2020 and 0.89% one year earlier.
•	Deposits grew $40.6 million, or 2.9%, during the first quarter of 2021, led by $35.0 million of growth in noninterest bearing demand deposits, while more costly certificate of deposit accounts declined by $46.9 million. Interest bearing checking, money market and savings accounts grew, combined, $52.5 million during the first quarter of 2021.
•	Total deposits grew $218.2 million, or 17.9%, for the 12 month period ended March 31, 2021. Total checking, money market and savings accounts grew $327.5 million, or 56.7%, during the last 12 months while certificates of deposit declined $109.3 million.
•	Net interest margin was 3.66% in the first quarter of 2021 compared with 3.61% in the fourth quarter of 2020 compared with 3.68% in the first quarter of 2020.
•	PPP loan balances, net of fees, increased $18.4 million during the first quarter of 2021 and were $67.7 million at March 31, 2021 compared with $49.3 million at December 31, 2020.
•	As a result of the deposit growth noted above, total securities and cash and equivalents grew $130.6 million year over year and substantially increased liquidity.
•	On April 7, 2021, the Company sold an item included in other real estate owned at March 31, 2021 in the amount of $3.8 million. The full effects of disposition will be reported in second quarter results.

MANAGEMENT COMMENTS

Rex L. Smith, III, President and Chief Executive Officer, stated, “I am pleased with the key performance metrics of the Bank as we begin to reopen and recover from the coronavirus pandemic. Credit quality is much better than we anticipated one year ago when the pandemic began, and therefore we released a portion of our allowance for loan losses in the first quarter, which helped to increase earnings. But even normalizing that event, the earnings for the quarter were impressive. Net interest income continues to increase as the margin has remained stable. Noninterest bearing deposit growth, combined with a reduction in certificates of deposits, has helped reduce our overall cost of funds.”

Smith continued, “We are also participating in the second round of the PPP loan program and have originated over $45 million in new loans as we continue the forgiveness of the loans granted in the first round. We continue to see a return to normal payments for loans that we previously granted some form of relief, but we are closely monitoring loans that are in industries still suffering from limited occupancy and travel restrictions from the pandemic. Total loan growth was strong for the first two months of the year, but payoffs and PPP originations slowed total production for the quarter. We still believe we will see overall loan growth in the 8% range for 2021.”

Smith concluded, “The Company is poised for strong earnings going forward based on our stable margin and ability to deploy excess liquidity. We also sold our largest and oldest foreclosed property in the second week of April, and so the amount of total nonperforming assets is significantly lower going into the second quarter. We are very optimistic for the remainder of 2021.”

RESULTS OF OPERATIONS

Overview

Linked Quarter Basis

Net income was $6.6 million for the first quarter of 2021, compared with net income of $5.5 million in the fourth quarter of 2020. Earnings per common share were $0.30 basic and fully diluted for the first quarter of 2021 and $0.24 basic and fully diluted for the fourth quarter of 2020. Provision for loan losses reflected a credit of $1.4 million for the first quarter of 2021 compared with no provision in the fourth quarter of 2020. Continued improvement in credit quality and loan risk ratings was the driver behind the recapture of previous provision. These improvements reflect a more stable economic climate in the first quarter of 2021 compared with each quarter in 2020. This is evidenced by the level of charge-offs and delinquencies, which have remained relatively low. Also, the majority of loans that were granted COVID-19 related payment relief have resumed normal payments. Net interest income increased by $79,000 in the first quarter compared with the fourth quarter of 2020. Net interest income was positively affected by a continuation of decreasing costs in interest expense, which declined $590,000 on a linked quarter basis. Interest and dividend income decreased $511,000 on a linked quarter basis. Additionally, noninterest income increased $103,000 on a linked quarter basis, led by other noninterest income, which increased $167,000, and mortgage loan income, which increased $26,000. Offsetting these improvements to net income were an increase of $16,000 in noninterest expenses, which were impacted in the first quarter of 2021 by an increase of $142,000 in other operating expenses, and an increase of $380,000 in income tax expense. Details of the linked quarter financial performance of the Company are presented below.

Year-over-Year First Quarter

Net income in the first quarter of 2021 increased $5.2 million when compared to the same period in 2020. Net income was $6.6 million in the first quarter of 2021, with earnings per share of $0.30 basic and fully diluted. Net income for the first quarter of 2020 was $1.4 million, with earnings per share of $0.06 basic and fully diluted. The increase in net income was driven by a change of $4.7 million in the provision for loan losses, which reflected a credit of $1.4 million in the first quarter of 2021 compared with a provision of $3.3 million in the first quarter of 2020 at the outset of the COVID-19 pandemic. The credit in the current quarter reflected improvement in loan quality as well as loan risk ratings. Additionally, there was an increase of $1.8 million in net interest income, primarily from a decline in interest expense of $1.9 million in the first quarter of 2021 compared with the same period one year earlier. Noninterest income increased $293,000 year over year, driven by an increase of $151,000 in other noninterest income and an increase of $99,000 in mortgage loan income. Offsetting these increases to net income was an increase of $161,000 in noninterest expense and an increase of $1.4 million in income tax expense. Details of the year-over-year financial performance of the Company are presented below.

The following table presents summary income statements for the three months ended March 31, 2021, December 31, 2020 and March 31, 2020.

SUMMARY INCOME STATEMENT
(Unaudited)
(Dollars in thousands)	For the three months ended
	31-Mar-21	31-Dec-20	31-Mar-20
Interest and dividend income	$15,860	$16,371	$15,946
Interest expense	1,782	2,372	3,708
Net interest income	14,078	13,999	12,238
Provision for (recovery of) loan losses	(1,400)	-	3,300
Net interest income after provision for (recovery of) loan losses	15,478	13,999	8,938
Noninterest income	1,628	1,525	1,335
Noninterest expense	8,755	8,739	8,594
Income before income taxes	8,351	6,785	1,679
Income tax expense	1,708	1,328	264
Net income	$6,643	$5,457	$1,415
EPS Basic	$0.30	$0.24	$0.06
EPS Diluted	$0.30	$0.24	$0.06
Fully Diluted share count	22,444	22,555	22,591
Return on average assets, annualized	1.60%	1.32%	0.39%
Return on average equity, annualized	15.46%	12.64%	3.58%

Net Interest Income

Linked Quarter Basis

Net interest income was $14.1 million for the quarter ended March 31, 2021. This was a linked quarter increase of $79,000, or 0.6%. Interest and dividend income on a linked quarter basis decreased $511,000, or 3.1%, to $15.9 million for the first quarter of 2021. Interest income with respect to loans, excluding PCI loans, decreased $472,000, or 3.5%, during the first quarter of 2021 when compared with the fourth quarter of 2020. This decrease in interest and fees on loans during the quarter was due to a decrease in PPP loan fees that were recognized as income when loans were forgiven by the SBA. PPP loan fees recognized as income were $609,000 in the first quarter of 2021 compared with $1.1 million in the fourth quarter of 2020. PPP loan balances, $67.7 million at March 31, 2021, reflected an increase from $49.3 million at December 31, 2020 as additional loans were originated in the first quarter of 2021 under the program.

The average balance of loans, excluding PCI loans, increased by $18.2 million, or 1.6%, on a linked quarter basis, to $1.191 billion. The average balance in loans for the first quarter was influenced by the net increase of $18.4 million in PPP loans during the quarter. The yield on loans for the first quarter of 2021 was 4.48% compared with 4.61% in the fourth quarter of 2020.

The yield on all loans for each of the first quarter of 2021 and the fourth quarter of 2020 was increased by the effects of recognizing net deferred fees on forgiven PPP loans. The PPP loans carry an interest rate of 1.00% as stipulated by the SBA. Interest income with respect to PCI loans was $856,000 in the first quarter of 2021, and the corresponding yield was 14.75%. In the fourth quarter of 2020, income on PCI loans was $932,000 with a yield of 14.00%. As a result of the aforementioned activity, the yield on all loans decreased from 4.81% in the fourth quarter of 2020 to 4.68% in the first quarter of 2021. Interest income on securities was $1.8 million in the first quarter of 2021 compared with $1.7 million in the fourth quarter of 2020. Interest bearing bank balances income was $60,000 in the first quarter of 2021 compared with $107,000 in the fourth quarter of 2020.

Interest income on securities on a tax-equivalent basis equaled $1.9 million for the first quarter of 2021 and $1.8 million for the fourth quarter of 2020. The tax-equivalent yield on the securities portfolio was 2.65% in the first quarter of 2021 compared with 2.77% in the fourth quarter of 2020 based on a 21.0% income tax rate. The average balance of securities increased $23.9 million during the first quarter of 2021 as excess liquidity was invested by the Company. As a result of these changes in rate and volume, the yield on earning assets decreased from 4.22% in the fourth quarter of 2020 to 4.12% in the first quarter of 2021.

Interest expense of $1.8 million in the first quarter of 2021 was a decrease of $590,000, or 24.9%, on a linked quarter basis. Interest on deposits decreased $586,000, or 27.2%. The cost of interest bearing deposits decreased from 0.77% in the fourth quarter of 2020 to 0.58% in the first quarter of 2021. This trend should continue in the second quarter of 2021 as $91.0 million in certificates of deposit, or 16.9% of all certificates, will mature. These deposits were paying a weighted average rate of 1.02% at March 31, 2021. Interest on FHLB and other borrowings, were $217,000 for the first quarter of 2021 and $221,000 in the fourth quarter of 2020. The cost of these borrowings decreased from 1.31% in the fourth quarter of 2020 to 1.26% in the first quarter of 2021. The Company’s cost of interest bearing liabilities of 0.62% in the first quarter of 2021 was a decrease of 18 basis points from the prior quarter when the cost of interest bearing liabilities was 0.80%.

With the changes in net interest income noted above, the tax-equivalent net interest margin increased on a linked quarter basis and was 3.66% in the first quarter of 2021 compared with 3.61% in the fourth quarter of 2020. The interest spread was 3.50% for the current quarter compared with 3.42% in the prior quarter. The Company also examined the effects on the net interest margin without the effects of PPP fees, interest income and average balances. Excluding these PPP related items from the net interest margin calculation would have resulted in a margin of 3.59% in the first quarter of 2021 compared with the actual margin of 3.66%. Excluding the PPP related items from the net interest margin calculation would have resulted in a margin of 3.43% for the fourth quarter of 2020 compared with the actual margin of 3.61%. The yield on the loan portfolio would have been 4.43% in the first quarter of 2021 when excluding the PPP related items versus the actual yield of 4.48% with the PPP related items, and the yield on earning assets would have been 4.07% without the PPP related items as opposed to the actual yield of 4.12% when including the PPP related items.

Year-Over-Year First Quarter

Net interest income increased $1.8 million, or 15.0%, from the first quarter of 2020 to the first quarter of 2021. Net interest income was $14.1 million in the first quarter of 2021 compared with $12.2 million for the same period in 2020. Interest and dividend income decreased $86,000, or 0.5%, over this time period. In the first quarter of 2021, $609,000 in PPP origination fees were recognized as income versus none in the same period of 2020. Interest and fees on loans were $13.2 million in the first quarter of 2021, an increase of $64,000, or 0.5%, over the same period in 2020. Interest and fees on PCI loans decreased by $241,000 and were $856,000 in the first quarter of 2021. Securities income was $1.8 million in the first quarter of 2021, an increase of $100,000 over the same period in 2020. Interest on deposits in other banks decreased by $9,000 year over year.

The average balance of the loan portfolio, excluding PCI loans, increased by $126.1 million year over year and averaged $1.191 billion for the first quarter of 2021. The average balance of the PCI portfolio declined $8.1 million during the year-over-year comparison period. The average balance of total earning assets increased $224.2 million, or 16.7%, from the first quarter of 2020 to the first quarter of 2021. The yield on earning assets decreased from 4.78% in the first quarter of 2020 to 4.12% in the first quarter of 2021. The yield on earning assets was the culmination of decreases in the yield on all loans, from 5.19% in the first quarter of 2020 to 4.68% in the first quarter of 2021, in the tax-equivalent yield on securities, from 3.08% in the first quarter of 2020 to 2.65% in the first quarter of 2021, and in the yield on interest bearing bank balances, from 1.68% to 0.34% year over year.

Interest expense decreased $1.9 million, or 51.9%, when comparing the first quarter of 2021 and the first quarter of 2020. Interest expense on deposits decreased $1.9 million, or 54.2%, as the cost declined from 1.34% in the first quarter of 2020 to 0.58% for the same period in 2021. The average balance of interest bearing deposits increased $70.4 million, or 6.9%. This growth was from non-maturity deposit sources. First, there was an increase of $80.6 million, or 47.3%, in the average balance of interest bearing checking, which averaged $250.9 million in the first quarter of 2021. Additionally, there was an increase of $72.1 million in the average balance of savings and money market accounts from the first quarter of 2020 to the same period in 2021. Offsetting these increases was a decrease in the average balance of time deposits of $82.4 million, to $550.3 million for the first quarter of 2021. FHLB and other borrowings benefited from a decrease in cost from 1.58% in the first quarter of 2020 to 1.26% in the first quarter of 2021. All of the above contributed to the reduction of interest expense for interest bearing liabilities by $1.9 million despite an increase of $69.0 million in the average amount outstanding. Also noteworthy is that, although not an interest bearing category, a sizeable amount of funding was generated in the first quarter of 2021 by a year-over-year average balance increase of $139.1 million in noninterest bearing deposits. The amount of liquidity in the banking system, along with lower interest rates and a shift in deposit balances, decreased the cost of interest bearing liabilities from 1.36% in the first quarter of 2020 to 0.62% in the first quarter of 2021.

The tax-equivalent net interest margin decreased two basis points, from 3.68% in the first quarter of 2020 to 3.66% in the first quarter of 2021. Conversely, the interest spread increased from 3.42% to 3.50% over the same time period.  The decrease in the margin was precipitated by a decrease of 66 basis points in the yield on earning assets compared with a decline of 74 basis points in the cost of interest bearing liabilities applied against growth of $224.2 million, or 16.7%, in earning assets. As noted in the linked quarter discussion, without the effects of PPP related items the net interest margin would have been 3.59% in the first quarter of 2021.

The following table compares the Company's net interest margin, on a tax-equivalent basis, for the three months ended March 31, 2021, December 31, 2020 and March 31, 2020.

NET INTEREST MARGIN
(Unaudited)
(Dollars in thousands)	For the three months ended
	31-Mar-21	31-Dec-20	31-Mar-20
Average interest earning assets	$1,569,107	$1,547,575	$1,344,906
Interest and dividend income	$15,860	$16,371	$15,946
Interest and dividend income - tax-equivalent	$15,947	$16,460	$16,038
Yield on interest earning assets	4.12%	4.22%	4.78%
Average interest bearing liabilities	$1,162,577	$1,175,653	$1,093,585
Interest expense	$1,782	$2,372	$3,708
Cost of interest bearing liabilities	0.62%	0.80%	1.36%
Net interest income	$14,078	$13,999	$12,238
Net interest income - tax-equivalent	$14,165	$14,088	$12,330
Interest spread	3.50%	3.42%	3.42%
Net interest margin	3.66%	3.61%	3.68%

Provision for Loan Losses

The Company records a separate provision for loan losses for its loan portfolio, excluding PCI loans, and the PCI loan portfolio. There was a recovery of $1.4 million of provision for loan losses on the loan portfolio, excluding PCI loans, in the first quarter of 2021. This compares with no provision for loan losses for the fourth quarter of 2020 and a provision of $3.3 million in the first quarter of 2020.

The recovery of provision recorded in the first quarter of 2021 was due to continued improvement in the quality of the loan portfolio and an overall improvement in the risks associated with the potential economic impact of the COVID-19 pandemic. Beginning in the first quarter of 2020, management performs a review of each loan within the portfolio to identify, and monitor on a going forward basis, those borrowers that management believed to be possibly impacted by the economy. Loans identified with increased risk are aggregated by loan type. During the first quarter of 2020, this analysis indicated a risk grade migration in a number of loan categories that led to a heightened risk level in the loan portfolio. The impact of the loans’ risk grade migration was applied to the allowance for loan loss calculation, which led to the provision for loan losses of $3.3 million for the first quarter of 2020. The Company determined that no provision was necessary for the fourth quarter of 2020 after a similar analysis and review process. Despite the stay-at-home orders, shut downs, higher than historical unemployment levels and slow growth, the loan portfolio has exhibited a trend over the last year of lower nonaccrual loans, lower other real estate loans and very low charge-offs.

With respect to the PCI portfolio, no provision was recorded during the first quarter of 2020 or 2019 due to the stable nature of the portfolio’s performance. Additional discussion of loan quality is presented below.

Noninterest Income

Linked Quarter Basis

Noninterest income was $1.6 million for the first quarter of 2021, a $103,000 increase compared with the fourth quarter of 2020. Other noninterest income increased $167,000 on a linked quarter basis and was $447,000 for the first quarter of 2021. This increase was driven by an increase in insurance commissions of $143,000 in the first quarter of 2021 compared with the prior quarter. Mortgage loan income also increased, $26,000 on a linked quarter basis, and was $320,000 in the first quarter of 2021 compared with $294,000 in the prior quarter. Gains on securities transactions, net were $16,000 in the first quarter of 2021 compared with $3,000 in the fourth quarter of 2020. Offsetting these linked quarter increases was a decrease of $98,000 in service charges and fees, which were $679,000 for the first quarter of 2021. Fourth quarter 2020 service charges and fees were boosted by a one-time payment of $102,000 received for account interchange fees. Income on bank owned life insurance was $166,000 in the first quarter of 2021, a decrease of $5,000 on a linked quarter basis.

Year-Over-Year First Quarter

Noninterest income of $1.6 million in the first quarter of 2021 was an increase of $293,000, or 21.9%, over the first quarter of 2020. Other noninterest income of $447,000 in the first quarter of 2021 was an increase of $151,000 over the same period in 2020, driven by an increase in insurance commission. Mortgage loan income of $320,000 was an increase of $99,000 year over year. Gains/(losses) on securities transactions increased $55,000 year over year, and service charges on deposit accounts of $679,000 in the first quarter of 2021 were an increase of $7,000. Offsetting these increases to noninterest income were a decrease of $11,000 in gain on sale of loans, of which there were none in the current quarter, and a decrease of $8,000 in income on bank owned life insurance, which was $166,000 in the first quarter of 2021, year over year.

Noninterest Expenses

Linked Quarter Basis

Noninterest expenses totaled $8.8 million for the first quarter of 2021, as compared with $8.7 million for the fourth quarter of 2020, a nominal increase of $16,000, or 0.2%. Other operating expenses increased $142,000, from $1.5 million in the fourth quarter of 2020 to $1.6 million in the first quarter of 2021. Occupancy expenses increased by $78,000, from $758,000 in the fourth quarter of 2020 to $836,000 in the first quarter of 2021. FDIC assessment of $212,000 in the first quarter of 2021 was a linked quarter increase of $28,000. Offsetting these increases to noninterest expenses was a decrease of $124,000 in salaries and employee benefits, which were $5.2 million in the first quarter of 2021 compared with $5.3 million in the fourth quarter of 2020. Other real estate expenses, net were $11,000, a linked quarter decrease of $52,000. Equipment expense of $288,000 was a linked quarter decrease of $32,000, and data processing fees of $608,000 in the first quarter of 2021 reflected a decrease of $24,000.

Year-Over-Year First Quarter

Noninterest expenses were $8.8 million for the first quarter of 2021. This is an increase of $161,000, or 1.9%, from noninterest expenses of $8.6 million for the first quarter of 2020. The largest component of the increase was an increase in FDIC assessment, which was $212,000 in the first quarter of 2021 compared with $125,000 in the first quarter of 2020. Other noninterest expenses were $1.6 million in the first quarter of 2021, an increase of $72,000 over the same quarter one year earlier. Salaries and employee benefits of $5.2 million in the first quarter of 2021 increased $56,000 over the first quarter of 2020. Data processing fees of $608,000 in the first quarter of 2021 reflected an increase of $16,000 year over year. Offsetting these increases was a year-over-year decline of $84,000 in equipment expenses, which were $288,000 for the first quarter of 2021.

The following table compares the Company's other operating expenses included in noninterest expenses for the three months ended March 31, 2021, December 31, 2020 and March 31, 2020.

OTHER OPERATING EXPENSES
(Unaudited)
(Dollars in thousands)	For the three months ended
	31-Mar-21	31-Dec-20	31-Mar-20
Bank franchise tax	$257	$237	$237
Stationery, printing and supplies	168	138	169
Marketing expense	89	89	96
Credit expense	157	114	178
Outside vendor fees	182	146	237
Other expenses	739	726	603
Total other operating expenses	$1,592	$1,450	$1,520

Income Taxes

Income tax expense was $1.7 million for the first quarter of 2021, compared with income tax expense of $1.3 million and $264,000 for the fourth quarter of 2020 and first quarter of 2020, respectively. The effective tax rate for the first quarter of 2021 was 20.5% compared with 19.6% for the fourth quarter of 2020 and 15.7% for the first quarter of 2020. The increase in the effective tax rate in the first quarter of 2021 compared with the two comparative periods in 2020 was the result of a higher deduction related to stock option exercises in 2020.

FINANCIAL CONDITION

Total assets were $1.699 billion at March 31, 2021 and increased $54.1 million, or 3.3%, when compared with December 31, 2020. Total loans, excluding PCI loans, were $1.203 billion at March 31, 2021, increasing $20.4 million, or 1.7%, from year end 2020. The March 31, 2021 loan total includes $67.7 million in PPP loans, net of fees. PPP loans, net of fees, were $49.3 million at December 31, 2020. Total PCI loans were $22.5 million at March 31, 2020 versus $24.0 million at December 31, 2020.

At March 31, 2021, there were $44.5 million in loans under COVID-19 related payment relief. The Company had provided aggregate COVID-19 related payment relief on loans totaling $192.6 million through March 31, 2021. PCI loans comprised $13.2 million of this total at March 31, 2021. As of March 31, 2021 regular payments have resumed on $148.1 million of these loans, of which PCI comprised $11.8 million. Through March 31, 2021, the Company had re-extended this payment relief on $57.6 million of these loans, $2.0 million of which were within the PCI portfolio. At March 31, 2021, $16.1 million in loans were in first time payment relief status.

Loans, net of fees that the Bank originated under the PPP were $67.7 million at March 31, 2021 compared with $49.3 million at December 31, 2020 and were $83.5 million at June 30, 2020 during the peak of PPP activity. All of these balances are included in commercial loans. As a result of the economic conditions that existed during 2020 and early 2021, commercial loans, excluding PPP loans, declined by $4.0 million from December 31, 2020 and $26.5 million since March 31, 2020. Commercial real estate loans, the largest category of loans at $504.8 million, or 42.0% of gross loans outstanding at March 31, 2021 increased $30.0 million during the first quarter of 2021. This category increased $94.4 million, or 23.0%, from March 31, 2020 to March 31, 2021. Construction and land development loans, totaling $161.8 million, decreased by $20.5 million, or 11.2%, during the first quarter of 2021 but grew $12.0 million, or 8.0%, year over year. Residential 1 – 4 family loans declined during the first quarter of 2021 by $12.9 million and ended the period at $184.3 million, or 15.3% of the portfolio. This category declined by $35.4 million from March 31, 2020 when it was $219.7 million and 20.4% of the portfolio, as more of the home loans originated by the Bank are sold on the secondary market through its mortgage division, as evidenced by the increase in mortgage loan income in noninterest income.

The following table shows the composition of the Company's loan portfolio, excluding PCI loans, at March 31, 2021, December 31, 2020 and March 31, 2020.

LOANS (excluding PCI loans)
(Unaudited)
(Dollars in thousands)	31-Mar-21		31-Dec-20		31-Mar-20
	Amount	% of Loans	Amount	% of Loans	Amount	% of Loans
Mortgage loans on real estate:
Residential 1-4 family	$184,286	15.32%	$197,228	16.68%	$219,735	20.36%
Commercial	504,846	41.98	474,856	40.16	410,438	38.03
Construction and land development	161,825	13.45	182,277	15.42	149,833	13.88
Second mortgages	6,526	0.54	6,360	0.54	5,954	0.55
Multifamily	87,624	7.29	78,158	6.61	76,206	7.06
Agriculture	7,947	0.66	6,662	0.56	7,038	0.65
Total real estate loans	953,054	79.24	945,541	79.97	869,204	80.53
Commercial loans	239,782	19.94	225,386	19.06	198,544	18.40
Consumer installment loans	8,595	0.71	9,996	0.85	10,446	0.97
All other loans	1,292	0.11	1,439	0.12	1,035	0.10
Gross loans	1,202,723	100.00%	1,182,362	100.00%	1,079,229	100.00%
Allowance for loan losses	(10,828)		(12,340)		(11,819)
Loans, net of unearned income	$1,191,895		$1,170,022		$1,067,410

The Company’s securities portfolio, excluding restricted equity securities, was $293.4 million at March 31, 2021 and increased $874,000 during the first quarter of 2021 and $66.0 million since March 31, 2020. U.S. Treasury issues decreased by $15.7 million during the first quarter of 2021 as excess liquidity was invested short term in very liquid and low risk instruments during the fourth quarter of 2020 and deployed in longer term securities during the first quarter of 2021. U.S. Government agencies increased $10.3 million during the first quarter of 2021 and were $36.1 million at March 31, 2021. Asset backed securities, consisting of student loan pools 97% guaranteed by the U.S. Government, increased $9.2 million during the first quarter of 2021 and were $46.7 million at March 31, 2021. State, county and municipal securities, the largest investment category totaling $144.9 million at March 31, 2021, decreased by $2.0 million during the first quarter of 2021. Corporate securities were $25.6 million at March 31, 2021.

The Company had cash and cash equivalents of $95.4 million at March 31, 2021 compared with $63.2 million at year end 2020, an increase of $32.2 million. The majority of this category growth, $29.2 million, occurred in interest bearing bank balances, which were $74.3 million at March 31, 2021, as large amounts of liquidity have been funneled into the banking system through the facilitation of PPP loans by the banking industry and stimulus checks issued by the U.S. Treasury under the Coronavirus Aid, Relief, and Economic Security Act (the “CARES Act”).

The following table shows the composition of the Company's securities portfolio, excluding equity securities, restricted, at March 31, 2021, December 31, 2020 and March 31, 2020.

SECURITIES PORTFOLIO
(Unaudited)
(Dollars in thousands)	31-Mar-21		31-Dec-20		31-Mar-20
	Amortized Cost	Fair Value	Amortized Cost	Fair Value	Amortized Cost	Fair Value
Securities Available for Sale
U.S. Treasury issue	$7,805	$7,804	$23,500	$23,499	$7,497	$7,500
U.S. Government agencies	36,178	36,123	25,880	25,853	21,452	20,804
State, county, and municipal	120,720	124,611	118,612	125,720	98,168	102,189
Mortgage backed securities	31,144	32,274	30,434	32,189	45,118	46,997
Asset backed securities	45,842	46,712	36,841	37,488	13,568	12,926
Corporate	25,144	25,602	26,136	26,598	12,388	12,295
Total securities available for sale	$266,833	$273,126	$261,403	$271,347	$198,191	$202,711

	31-Mar-21		31-Dec-20		31-Mar-20
	Amortized Cost	Fair Value	Amortized Cost	Fair Value	Amortized Cost	Fair Value
Securities Held to Maturity
U.S. Government agencies	$-	$-	$-	$-	$-	$-
State, county, and municipal	20,271	21,190	21,176	22,257	24,649	25,485
Total securities held to maturity	$20,271	21,190	$21,176	22,257	$24,649	25,485

Interest bearing deposits at March 31, 2021 were $1.105 billion, an increase of $5.6 million, or 0.5%, from December 31, 2020. Interest bearing checking accounts of $261.5 million grew by $21.9 million, or 9.1%, during the first quarter of 2021 and $95.4 million, or 57.4%, year over year. Money market deposit accounts were $171.9 million at March 31, 2021 and grew $17.4 million, or 11.3%, during the first quarter of 2021 and $48.5 million, or 39.3%, year over year. Savings accounts totaled $137.5 million at March 31, 2021 and grew $13.1 million, or 10.6%, during the first quarter of 2021. Strong growth in these non-maturity categories for the year has allowed the Bank to react to lower interest rates through proactive repricing in certificates of deposit, the highest costing deposit category. As a result, there has been a decline in time deposits less than or equal to $250,000, which decreased by $30.5 million, or 6.7%, in the first quarter of 2021 and were $422.4 million at March 31, 2021.Year over year, time deposits less than or equal to $250,000 declined $84.4 million, or 16.6%. Time deposits over $250,000 declined $16.4 million in the first quarter of 2021 and were $112.0 million at March 31, 2021. Year over year, time deposits over $250,000 declined by $24.9 million, or 18.2%. Time deposit balances combined were 48.3% of interest bearing deposits at March 31, 2021 and 37.1% of all deposit balances. This is a decline from 52.9% of interest bearing balances and 41.6% of all deposit balances at December 31, 2020. At March 31, 2020, time deposit balances were 62.3% of interest bearing deposits and 52.7% of all deposit balances. The growth in interest bearing checking accounts, money market accounts and savings accounts, as well as in noninterest bearing checking, was $87.5 million during the first quarter of 2021 and $327.5 million since March 31, 2020. A portion of this growth was associated with the PPP loans originated during 2020 and 2021 and stimulus checks issued under the CARES Act, as well as previously postponed business activity that resulted from the COVID-19 stay-at-home orders.

The following table compares the mix of interest bearing deposits at March 31, 2021, December 31, 2020 and March 31, 2020.

INTEREST BEARING DEPOSITS
(Unaudited)
(Dollars in thousands)
	31-Mar-21	31-Dec-20	31-Mar-20
Interest Bearing Checking	$261,536	$239,628	$166,163
MMDA	171,932	154,503	123,455
Savings	137,507	124,384	99,394
Time deposits less than or equal to $250,000	422,372	452,885	506,739
Time deposits over $250,000	112,038	128,400	136,980
Total interest bearing deposits	$1,105,385	$1,099,800	$1,032,731

FHLB borrowings were $67.7 million at March 31, 2021 compared with $57.8 million at December 31, 2020 and $58.3 million at March 31, 2020. The stable level of FHLB borrowings during 2020 and into 2021 has been due to the FHLB swiftly responding to the March 16, 2020 rate cut of 1.50% to the discount rate by repricing advances downward to ensure low cost liquidity for the banking system. As a result, the Bank has found this level of borrowing to be a stable source of low cost funding. The average rate paid on FHLB borrowings was 1.26% during the first quarter of 2021. There were no Federal funds purchased at March 31, 2021 or December 31, 2020.

Shareholders’ equity was $172.5 million at March 31, 2021, or 10.2% of total assets, compared with $169.7 million, or 10.3% of total assets, at December 31, 2020. The Company repurchased 299,700 shares of common stock at a total cost of $2.1 million during 2020 and 31,100 share for a total cost of $217,000 during the first quarter of 2021.

Asset Quality – excluding PCI loans

Nonperforming loans were $3.5 million at March 31, 2021, a decrease of $27,000 from December 31, 2020. Nonperforming loans declined $1.6 million year over year. Total non-performing assets totaled $7.8 million at March 31, 2021 compared with $7.9 million at December 31, 2020. Non-performing assets declined $1.8 million, or 19.0%, year over year. There were net charge-offs of $112,000 in the first quarter of 2021.

The allowance for loan losses equaled 309.6% of nonaccrual loans at March 31, 2021 compared with 351.4% at December 31, 2020. The ratio of nonperforming assets to loans and other real estate owned (OREO) was 0.65% at March 31, 2021 compared with 0.67% at December 31, 2020.

The allowance for loan losses to total loans was 0.90% at March 31, 2021 compared with 1.04% at December 31, 2020 and 1.10% at March 31, 2020. The volume of PPP loans originated since the second quarter of 2020 impacted the ratio. PPP loans, net of fees, were $67.7 million at March 31, 2021 and $49.3 million at December 31, 2020. These loans are fully guaranteed by the SBA in accordance with the CARES Act; therefore, no allowance is required. The Company monitors and adjusts the allowance for loan losses based on loans requiring a reserve. The allowance for loan losses to total loans excluding the PPP loans would have reflected a level of coverage 0.95% at March 31, 2021 and 1.09% at December 31, 2020.

The following table reconciles the activity in the Company's allowance for loan losses, by quarter, for the past five quarters.

ALLOWANCE FOR LOAN LOSSES
(Unaudited)
(Dollars in thousands)	2021	2020
	First	Fourth	Third	Second	First
	Quarter	Quarter	Quarter	Quarter	Quarter
Allowance for loan losses:
Beginning of period	$12,340	$12,328	$12,238	$11,819	$8,429
Provision for (recovery of) loan losses	(1,400)	-	-	900	3,300
Net (charge-offs) recoveries	(112)	12	90	(481)	90
End of period	$10,828	$12,340	$12,328	$12,238	$11,819

The following table sets forth selected asset quality data, excluding PCI loans, and ratios for the dates indicated.

ASSET QUALITY (excluding PCI loans)
(Unaudited)
(Dollars in thousands)	2021	2020
	31-Mar-21	31-Dec-20	30-Sep-20	30-Jun-20	31-Mar-20
Nonaccrual loans	$3,496	$3,512	$4,214	$4,225	$5,172
Loans past due 90 days and accruing interest	33	45	-	-	-
Total nonperforming loans	3,529	3,557	4,214	4,225	5,172
Other real estate owned	4,313	4,361	4,416	4,486	4,506
Total nonperforming assets	$7,842	$7,918	$8,630	$8,711	$9,678
Allowance for loan losses to loans	0.90%	1.04%	1.05%	1.05%	1.10%
Allowance for loan losses to nonaccrual loans	309.64	351.37	292.55	289.66	228.52
Nonperforming assets to loans and other real estate	0.65	0.67	0.73	0.74	0.89
Net charge-offs/(recoveries) for quarter to average loans, annualized	0.04%	0.00%	(0.03)%	0.17%	(0.03)%

A further breakout of nonaccrual loans, excluding PCI loans, at, March 31, 2021, December 31, 2020, and March 31, 2020 is below.

NONACCRUAL LOANS (excluding PCI loans)
(Unaudited)
(Dollars in thousands)
	31-Mar-21	31-Dec-20	31-Mar-20
Mortgage loans on real estate:
Residential 1-4 family	$1,422	$1,357	$1,456
Commercial	711	730	657
Construction and land development	5	44	1,778
Agriculture	45	45	-
Total real estate loans	$2,183	$2,176	$3,891
Commercial loans	1,301	1,316	1,270
Consumer installment loans	12	20	11
Gross loans	$3,496	$3,512	$5,172

On April 7, 2021, the Company sold an item included in other real estate owned at March 31, 2021 in the amount of $3.8 million. The full effects of disposition will be reported in second quarter results.

Capital Requirements

The Bank’s ratio of total risk-based capital was 13.8% at March 31, 2021 compared with 13.6% at December 31, 2020. The tier 1 risk-based capital ratio was 13.0% at March 31, 2021 and 12.7% at December 31, 2020. The Bank’s tier 1 leverage ratio was 10.4% at March 31, 2021 and 10.1% at December 31, 2020.  All capital ratios exceed regulatory minimums to be considered well capitalized. BASEL III introduced the common equity tier 1 capital ratio, which was 13.0% at March 31, 2021 and 12.7% at December 31, 2020.

Earnings Conference Call and Webcast

The Company will host a conference call for interested parties on Friday, April 30, 2021, at 11:00 a.m. Eastern Time to discuss the financial results for the first quarter of 2021. The public is invited to listen to this conference call by dialing 866-374-8379 at least five minutes prior to the call.  Interested parties may also listen to this conference call through the internet by accessing the "Corporate Overview – Corporate Profile" page of the Company's internet site at www.cbtrustcorp.com.

A replay of the conference call will be available from 12:00 noon Eastern Time on April 30, 2021, until 9:00 a.m. Eastern Time on May 21, 2021. The replay will be available by dialing 877-344-7529 and entering access code 10154925 or through the internet by accessing the "Corporate Overview – Corporate Profile" page of the Company's internet site at www.cbtrustcorp.com.

About Community Bankers Trust Corporation and Essex Bank

Community Bankers Trust Corporation is the holding company for Essex Bank, a Virginia state bank with 24 full-service offices, 18 of which are in Virginia and six of which are in Maryland.  The Bank also operates two loan production offices.

Additional information on the Bank is available on the Bank’s website at www.essexbank.com. For information on Community Bankers Trust Corporation, please visit its website at www.cbtrustcorp.com.

Forward-Looking Statements

This release contains forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, that are subject to risks and uncertainties. These forward-looking statements include, without limitation, statements with respect to the Company’s operations, performance, future strategy and goals. Actual results may differ materially from those included in the forward-looking statements due to a number of factors, including, without limitation, the effects of and changes in the following: the quality or composition of the Company’s loan or investment portfolios, including collateral values and the repayment abilities of borrowers and issuers; assumptions that underlie the Company’s allowance for loan losses; general economic and market conditions, either nationally or in the Company’s market areas; unusual and infrequently occurring events, such as weather-related disasters, terrorist acts or public health events (such as the current COVID-19 pandemic), and of governmental and societal responses to them; the interest rate environment; competitive pressures among banks and financial institutions or from companies outside the banking industry; real estate values; the demand for deposit, loan and investment products and other financial services; the demand, development and acceptance of new products and services; the performance of vendors or other parties with which the Company does business; time and costs associated with de novo branching, acquisitions, dispositions and similar transactions; the realization of gains and expense savings from acquisitions, dispositions and similar transactions; consumer profiles and spending and savings habits; levels of fraud in the banking industry; the level of attempted cyber-attacks in the banking industry; the securities and credit markets; costs associated with the integration of banking and other internal operations; the soundness of other financial institutions with which the Company does business; inflation; technology; and legislative and regulatory requirements. Many of these factors and additional risks and uncertainties are described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020 and other reports filed from time to time by the Company with the Securities and Exchange Commission. This press release speaks only as of its date, and the Company disclaims any duty to update the information in it.

Contact: Bruce E. Thomas

Executive Vice President/Chief Financial Officer

Community Bankers Trust Corporation

804-934-9999

COMMUNITY BANKERS TRUST CORPORATION
CONSOLIDATED BALANCE SHEETS
UNAUDITED
(Dollars in thousands, except per share data)
	31-Mar-21	31-Dec-20	31-Mar-20
Assets
Cash and due from banks	$20,836	$17,845	$15,406
Interest bearing bank deposits	74,337	45,118	14,960
Federal funds sold	234	222	-
Total cash and cash equivalents	95,407	63,185	30,366

Securities available for sale, at fair value	273,126	271,347	202,711
Securities held to maturity, at cost	20,271	21,176	24,649
Equity securities, restricted, at cost	8,049	8,436	8,458
Total securities	301,446	300,959	235,818

Loans held for sale	-	-	2,470

Loans	1,202,723	1,182,362	1,079,229
Purchased credit impaired (PCI) loans	22,465	24,040	30,275
Allowance for loan losses	(10,828)	(12,340)	(11,819)
Allowance for loan losses – PCI loans	(156)	(156)	(156)
Net loans	1,214,204	1,193,906	1,097,529

Bank premises and equipment, net	27,582	27,897	29,065
Bank premises and equipment held for sale	1,507	1,507	1,589
Right-of-use-lease assets	5,292	5,530	6,234
Other real estate owned	4,313	4,361	4,506
Bank owned life insurance	30,195	30,029	29,514
Other assets	18,862	17,384	16,449
Total assets	$1,698,808	$1,644,758	$1,453,540

Liabilities
Deposits:
Noninterest bearing	$333,910	$298,901	$188,327
Interest bearing	1,105,385	1,099,800	1,032,731
Total deposits	1,439,295	1,398,701	1,221,058

Federal Home Loan Bank borrowings	67,667	57,833	58,333
Trust preferred capital notes	4,124	4,124	4,124
Lease liabilities	5,545	5,787	6,513
Other liabilities	9,701	8,659	8,044
Total liabilities	1,526,332	1,475,104	1,298,072

Shareholders' Equity
Common stock (200,000,000 shares authorized $0.01 par value; 22,219,926, 22,220,929 and 22,317,420, shares issued and outstanding, respectively)	222	222	223
Additional paid in capital	150,038	149,822	150,219
Retained earnings	18,729	13,419	2,856
Accumulated other comprehensive income	3,487	6,191	2,170
Total shareholders' equity	172,476	169,654	155,468
Total liabilities and shareholders' equity	$1,698,808	$1,644,758	$1,453,540

COMMUNITY BANKERS TRUST CORPORATION
CONSOLIDATED STATEMENTS OF INCOME
UNAUDITED
(Dollars in thousands)	Three months ended
	31-Mar-21	31-Dec-20	30-Sep-20	30-Jun-20	31-Mar-20
Interest and dividend income
Interest and fees on loans	$13,150	$13,622	$12,760	$13,012	$13,086
Interest and fees on PCI loans	856	932	962	1,062	1,097
Interest on deposits in other banks	60	107	121	41	69
Interest and dividends on securities
Taxable	1,467	1,373	1,362	1,287	1,351
Nontaxable	327	337	344	349	343
Total interest and dividend income	15,860	16,371	15,549	15,751	15,946
Interest expense
Interest on deposits	1,565	2,151	2,614	3,182	3,419
Interest on borrowed funds	217	221	222	209	289
Total interest expense	1,782	2,372	2,836	3,391	3,708

Net interest income	14,078	13,999	12,713	12,360	12,238
Provision for (recovery of) loan losses	(1,400)	-	-	900	3,300
Net interest income after provision for (recovery of) loan losses	15,478	13,999	12,713	11,460	8,938

Noninterest income
Service charges and fees	679	777	613	532	672
Gain (loss) on securities transactions, net	16	3	78	242	(39)
Gain on sale of other loans	-	-	-	-	11
Income on bank owned life insurance	166	171	171	173	174
Mortgage loan income	320	294	228	373	221
Other	447	280	382	296	296
Total noninterest income	1,628	1,525	1,472	1,616	1,335

Noninterest expense
Salaries and employee benefits	5,208	5,332	5,041	4,613	5,152
Occupancy expenses	836	758	815	778	827
Equipment expenses	288	320	330	345	372
FDIC assessment	212	184	174	156	125
Data processing fees	608	632	656	573	592
Other real estate expenses, net	11	63	87	(4)	6
Other operating expenses	1,592	1,450	1,423	1,412	1,520
Total noninterest expense	8,755	8,739	8,526	7,873	8,594

Income before income taxes	8,351	6,785	5,659	5,203	1,679
Income tax expense	1,708	1,328	1,143	1,043	264
Net income	$6,643	$5,457	$4,516	$4,160	$1,415

COMMUNITY BANKERS TRUST CORPORATION
NET INTEREST MARGIN ANALYSIS
AVERAGE BALANCE SHEETS
(Unaudited)
(Dollars in thousands)
	Three months ended March 31, 2021			Three months ended December 31, 2020
	Average Balance Sheet	Interest Income / Expense	Average Rates Earned / Paid	Average Balance Sheet	Interest Income / Expense	Average Rates Earned / Paid
ASSETS:
Loans, including fees	$1,191,395	$13,150	4.48%	$1,173,154	$13,622	4.61%
PCI loans, including fees	23,226	856	14.75	26,059	932	14.00
Total loans	1,214,621	14,006	4.68	1,199,213	14,554	4.81
Interest bearing bank balances	70,192	60	0.34	88,002	107	0.48
Federal funds sold	198	-	0.07	211	-	0.07
Securities (taxable)	234,938	1,467	2.50	210,404	1,373	2.61
Securities (tax exempt)(1)	49,158	414	3.37	49,745	426	3.42
Total earning assets	1,569,107	15,947	4.12	1,547,575	16,460	4.22
Allowance for loan losses	(12,459)			(12,487)
Non-earning assets	105,946			116,875
Total assets	$1,662,594			$1,651,963

LIABILITIES AND SHAREHOLDERS’ EQUITY
Demand - interest bearing	$250,888	$138	0.22	$222,224	$123	0.22
Savings and money market	291,779	183	0.25	282,327	194	0.27
Time deposits	550,297	1,244	0.92	604,955	1,834	1.20
Total interest bearing deposits	1,092,964	1,565	0.58	1,109,506	2,151	0.77
Short-term borrowings	439	-	0.20	111	-	0.20
FHLB and other borrowings	69,174	217	1.26	66,036	221	1.31
Total interest bearing liabilities	1,162,577	1,782	0.62	1,175,653	2,372	0.80
Noninterest bearing deposits	314,979			290,774
Other liabilities	13,208			12,775
Total liabilities	1,490,764			1,479,202
Shareholders’ equity	171,830			172,761
Total liabilities and shareholders’ equity	$1,662,594			$1,651,963
Net interest earnings		$14,165			$14,088
Interest spread			3.50%			3.42%
Net interest margin			3.66%			3.61%

Tax-equivalent adjustment: Securities		87			89

(1)  Income and yields are reported on a tax-equivalent basis assuming a federal tax rate of 21%.

COMMUNITY BANKERS TRUST CORPORATION
NET INTEREST MARGIN ANALYSIS
AVERAGE BALANCE SHEETS
(Unaudited)
(Dollars in thousands)
	Three months ended March 31, 2021			Three months ended March 31, 2020
	Average Balance Sheet	Interest Income / Expense	Average Rates Earned / Paid	Average Balance Sheet		Interest Income / Expense	Average Rates Earned / Paid
ASSETS:
Loans, including fees	$1,191,395	$13,150	4.48%		$1,065,268	$13,086	4.93%
PCI loans, including fees	23,226	856	14.75		31,311	1,097	13.87
Total loans	1,214,621	14,006	4.68		1,096,579	14,183	5.19
Interest bearing bank balances	70,192	60	0.34		16,455	69	1.68
Federal funds sold	198	-	0.07		141	-	1.06
Securities (taxable)	234,938	1,467	2.50		182,340	1,351	2.96
Securities (tax exempt)(1)	49,158	414	3.37		49,391	435	3.52
Total earning assets	1,569,107	15,947	4.12		1,344,906	16,038	4.78
Allowance for loan losses	(12,459)				(8,621)
Non-earning assets	105,946				105,540
Total assets	$1,662,594				$1,441,825

LIABILITIES AND
SHAREHOLDERS’ EQUITY
Demand - interest bearing	$250,888	$138	0.22		$170,279	$94	0.22
Savings and money market	291,779	183	0.25		219,661	280	0.51
Time deposits	550,297	1,244	0.92		632,664	3,045	1.93
Total interest bearing deposits	1,092,964	1,565	0.58		1,022,604	3,419	1.34
Short-term borrowings	439	-	0.20		4,185	23	2.20
FHLB and other borrowings	69,174	217	1.26		66,796	266	1.58
Total interest bearing liabilities	1,162,577	1,782	0.62		1,093,585	3,708	1.36
Noninterest bearing deposits	314,979				175,871
Other liabilities	13,208				14,184
Total liabilities	1,490,764				1,283,640
Shareholders’ equity	171,830				158,185
Total liabilities and
shareholders’ equity	$1,662,594				1,441,825
Net interest earnings		$14,165		$		$12,330
Interest spread			3.50%				3.42%
Net interest margin			3.66%				3.68%

Tax-equivalent adjustment:
Securities		87				$92

(1) Income and yields are reported on a tax-equivalent basis assuming a federal tax rate of 21%.